UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2009

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Del Monte Corporation AIP Deferred Compensation Plan

On September 24, 2009, the Board of Directors of Del Monte Foods Company and the Board of Directors of Del Monte Corporation (Del Monte Foods Company’s wholly owned subsidiary) froze the Del Monte Corporation AIP Deferred Compensation Plan (the “Old Plan”) effective October 1, 2009. Accordingly, on and after October 1, 2009, no new deferrals may be made under the Old Plan and no new participants may be admitted under the Old Plan. The freezing of the Old Plan does not affect amounts held in the plan as of October 1, 2009 for the benefit of participants in the plan as of October 1, 2009.

Employees at identified senior salary grades who were designated by the Chief Executive Officer had been eligible to participate in the Old Plan. Deferral elections were required to be completed prior to the beginning of the fiscal year. No employees were enrolled in the Old Plan with respect to fiscal 2010 Annual Incentive Program awards.

No funds have been set aside in a trust for payment of benefits under the Old Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Old Plan are general creditors of Del Monte with respect to the payment of these benefits.

Eligible employees were able to elect to defer from 5% to 100% of their cash annual incentive awards paid under the Del Monte Foods Company Annual Incentive Plan or Program. Del Monte provided a matching contribution of up to 25% of the employee’s deferral amount. The employee deferral and the Del Monte match were converted to deferred stock units at the fair market value of Del Monte common stock on the day the annual incentive award was otherwise paid, specifically the average of the high and low price for Del Monte’s common stock on such date. The employee deferrals are 100% vested. Del Monte’s matching contribution vests in equal installments over three years. In the event of death or a “Change in Control” (as defined in the plan), a participant will become 100% vested in Del Monte’s matching contribution.

Deferred stock units issued pursuant to the terms of the Old Plan are credited with dividends in the form of additional deferred stock units. The number of additional deferred stock units credited is determined by multiplying the number of deferred stock units held by the named executive officer on the applicable dividend record date by the per share cash dividend declared, and then dividing such amount by the average of the high and low price of Del Monte’s common stock on the applicable dividend payment date. These additional deferred stock units are subject to vesting to the same extent as the deferred stock units with respect to which they were issued. Each participant’s “account” under the Old Plan reflects the number of deferred stock units that have been credited to that account. Changes in the value of Del Monte’s common stock do not affect the number of deferred stock units that have been credited.

At retirement, defined as having attained at least age 55 with 10 years of service, the employee is paid in a lump sum or installments over not more than 15 years, as elected at the commencement of each year’s deferral. If employment terminates due to disability, the employee is paid a lump sum or installments over not more than 15 years, as elected at commencement of each year’s deferral. Upon other termination of employment or death, a lump sum is paid. Payments are made or installments begin in the seventh full calendar month after the termination event, except with respect to deferred stock units that were vested on or before December 31, 2004. When distribution is made, the vested deferred stock units in an employee’s “account” are paid out in the form of Del Monte common stock. Any deferred stock units issued under the Old Plan, as well as any Del Monte common stock issued with respect to such deferred stock units, are granted under the Del Monte Foods Company 2002 Stock Incentive Plan.

The foregoing summary of the Del Monte Corporation AIP Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Del Monte Foods Company Deferred Compensation Plan

On September 24, 2009, the Board of Directors (the “Board”) of Del Monte Foods Company (the “Company” or, together with its consolidated subsidiaries, “Del Monte”) adopted the Del Monte Foods Company Deferred Compensation Plan (the “New Plan”) effective October 1, 2009. The New Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The New Plan is intended to be an unfunded “top hat” plan which is maintained primarily to provide deferred compensation benefits for a select group of our “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The New Plan is intended to help build a supplemental source of savings and retirement income through permitting pre-tax deferrals of cash annual incentive awards. The Board has approved Del Monte Corporation, the Company’s wholly owned subsidiary, as a participating employer in the New Plan.

Employees at a vice president level or above, including executive officers, are eligible to participate in the New Plan (“Participants”). Under the New Plan, Del Monte will generally provide Participants with the opportunity to make annual elections to defer a specified percentage between 5% and 100% of their cash annual incentive awards that would be earned in respect of an upcoming fiscal year. Additionally, participants whose cash annual incentive awards qualify as “performance-based compensation” for purposes of Section 409A of the Code may be permitted to make their deferral elections at any time up to six months prior to the end of the applicable fiscal year for which the cash award is earned, in compliance with the requirements of Section 409A of the Code. Accordingly, Del Monte may permit deferral elections under the New Plan with respect to fiscal 2010 Annual Incentive Program awards.

Elective deferrals are withheld from a Participant’s paycheck and credited to a bookkeeping account established in the name of the Participant. The Participant is always 100% vested in his or her own elective deferrals and any earnings thereon. Del Monte will not make any matching or discretionary contributions to the New Plan.

Amounts contributed to a Participant’s account through elective deferrals of cash annual incentive awards are generally not subject to income tax, and Del Monte will not receive a deduction for such amounts until they are distributed pursuant to the New Plan. However, such deferrals are subject to the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Code at the time of deferral (the “FICA tax”). The FICA tax will be withheld from other Participant compensation not deferred under the New Plan. Income taxes will be withheld from amounts distributed pursuant to the New Plan.

At the time of deferral, with respect to the allocation of amounts credited to their bookkeeping accounts, Participants may select from a range of phantom investment alternatives that mirror the gains and/or losses of the investment choices offered under Del Monte’s 401(k) plan (other than Del Monte common stock). Participants may make changes to their selection of phantom investment alternatives on a daily basis.

Under the New Plan, Del Monte will be obligated to deliver on a future date deferred compensation credited to the Participant’s bookkeeping account, adjusted for any positive or negative investment results from the phantom investment alternatives selected by the Participant under the New Plan (each, an “Obligation” and collectively, the “Obligations”). The Obligations are unfunded, unsecured general obligations of each participating employer with respect to its employees and rank in parity with other unsecured and unsubordinated indebtedness of such participating employer, subject to the claims of its general creditors. The Obligations are not transferable except upon death of the Participant. Each Obligation will be payable in cash.

Depending upon the payment election made by the Participant at the time of deferral, payments will be distributed in the form of a lump sum payment or in up to ten annual installments upon either (i) a selected specified distribution date or dates, not later than the date the Participant attains age 65, or (ii) in connection with the Participant’s termination of service. Participants may later make a one-time election to further defer payment by an additional five years, provided that such election is made at least 12 months prior to the originally scheduled payment date in accordance with the requirements of Section 409A of the Code.

Notwithstanding any Participant deferral election, only Participants who are retirement eligible upon termination of service and whose account balances are at least $20,000 will be permitted to receive installment payment distributions that commence following their termination of service. Under the New Plan, Participants are retirement eligible if they have attained age 55 and have at least 10 years of service, as defined in the New Plan.

Notwithstanding any payment election made by the Participant at the time of deferral, if a Participant is not retirement eligible and terminates service prior to any selected specified distribution date or dates, payments will commence in connection with such termination of service and will be made in a single lump sum. Additionally, if a Participant’s service terminates due to death or disability, or if the Participant is receiving specified distribution date installment payments and dies or becomes disabled prior to payment of all the installments, the Obligation will become immediately payable in a lump sum.

Any payments that commence due to a termination of service other than due to the Participant’s death will be delayed until the 7th month following the termination.

Participants may also be entitled to receive payments through certain unforeseeable emergency withdrawals that comply with the requirements of Section 409A of the Code. Payments scheduled to be made under the New Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.

The Compensation Committee of the Board has been appointed by the Board to administer the New Plan and may designate its administrative duties to one or more persons or entities. Del Monte can amend or terminate the New Plan at any time and in any manner, but no such action shall unilaterally reduce a Participant’s account balance without his or her consent prior to the date of such action.

The foregoing summary of the Del Monte Foods Company Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Del Monte Corporation AIP Deferred Compensation Plan, as amended and restated effective April 28, 2008, dated December 31, 2008 and frozen effective October 1, 2009 (incorporated by reference to Exhibit 10.3 to the Quarterly Report filed on Form 10-Q for the quarter ended January 25, 2009)**

*10.2	Del Monte Foods Company Deferred Compensation Plan, effective October 1, 2009**

** Indicates a management contract or compensatory plan or arrangement.
* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: September 29, 2009	By:	/s/ James Potter
	Name:	James Potter
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Del Monte Corporation AIP Deferred Compensation Plan, as amended and restated effective April 28, 2008, dated December 31, 2008 and frozen effective October 1, 2009 (incorporated by reference to Exhibit 10.3 to the Quarterly Report filed on Form 10-Q for the quarter ended January 25, 2009)**

*10.2	Del Monte Foods Company Deferred Compensation Plan, effective October 1, 2009**

**	Indicates a management contract or compensatory plan or arrangement.
*	Filed herewith.